AMENDMENT TO MANAGEMENT AGREEMENT
               RMI COVERED HOPPER RAILCAR MANAGEMENT PROGRAM 79-1

         This Amendment to Management Agreement is made as of the date set forth below opposite the signature of "Owner".

         The undersigned signatory identified as "Owner" is party to a Management Agreement with PLM Investment Management, Inc. ("IMI"), formerly "PLM Railcar Management, Inc.", covering the management of Owner's covered hopper railcar(s) identified therein.

         In consideration of the continuing appointment of IMI as Manager by Owner, and for other good and valuable consideration, Owner and IMI do hereby amend the Management Agreement as follows:

1. The Management Agreement shall be extended for a fixed term not to exceed five years, ending October 1, 1994. If investor has not given written notice to the Manager, provided herein below, this Agreement shall, at the option of Manager, be renewed for an additional term of five years. If investor elects to terminate this Agreement at the expiration date, investor shall so notify Manager no fewer than 60 days prior to the expiration date.

2. IMI shall receive a minimum monthly management fee of $38 per car.
Said minimum monthly management fee shall be prorated on a daily basis for any period less than a full month. In addition, IMI shall receive an incentive management fee of 15% of net income over $750 per car per quarter.

3. Any notice to IMI shall be addressed as follows:

                  PLM Investment Management, Inc.
                  655 Montgomery Street, Suite 1200
                  San Francisco, CA  94111
                  Attn:  Investor Services

or to such other address as may be designated by IMI in writing.

         Except as modified by this Amendment, all other terms and conditions of the Management Agreement shall remain the same for the extended term of the Management Agreement.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Management Agreement as of the date set forth below opposite the signature of Owner.

                          PLM INVESTMENT MANAGEMENT, INC.

                          By:   /s/Stephen M. Bess
                          Title: Senior Vice President

OWNER



By:  /s/William Armbrustor